Exhibit 99.1 Press Release

International Monetary Systems to Do a 1-for-10 Reverse Stock Split

New Berlin, Wisconsin, July 31, 2013 -- International Monetary Systems, Ltd. (OTCBB: ITNM), a worldwide leader in business-to-business barter services, announced that it is executing a one-for-ten reverse stock split approved by shareholders at the annual meeting on May 7, 2013 to be effective on August 1, 2013.

As a result, the company’s stock symbol will change from ITNM to ITNMD for the following twenty business days. After that, the symbol will revert to ITNM.

For further information, please see the Form 8-K that has been filed with the Securities and Exchange Commission at www.sec.gov.

About International Monetary Systems

Founded in 1985, International Monetary Systems (IMS) serves 22,000 cardholders in 50 North American markets. Based in New Berlin, Wisconsin, and managed by seasoned industry veterans, IMS is one of the largest publicly traded barter companies in the world. The company's proprietary transaction clearing software enables businesses and individuals to trade goods and services online using an electronic currency known as trade dollars. The IMS network allows companies to create cost savings and connect to new customers by incorporating barter opportunities in their business models. Further information can be obtained at the company's Web site at: www.imsbarter.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance as described without limitation in comments about the company's performance within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel, and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-K and Forms 10-Q, which are available at www.sec.gov. All information set forth in this release is as of July 31, 2013, and International Monetary Systems, Ltd. undertakes no duty to update this information.

Contact:
International Monetary Systems, Ltd., New Berlin, WI

Company Contact:

John Strabley – CEO.

(800) 559-8515

Source: International Monetary Systems, Ltd.